Registration No. 333-00331

Registration No. 333-65139

Registration No. 333-118264

Registration No. 333-118323

Registration No. 333-118326

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-00331
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-65139
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-118264
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-118323
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-118326

Under The Securities Act of 1933

BIOMET, INC.

(Exact Name of Registrant as Specified in Its Charter)

Indiana	35-1418342
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
56 East Bell Drive, Warsaw, Indiana	46582
(Address of Principal Executive Offices)	(Zip Code)

Biomet, Inc. 401(k) Profit Sharing Plan

1998 Biomet, Inc. Qualified and Non-Qualified Stock Option Plan
The 2003 Equity Participation Plan of Interpore International, Inc.

The 2000 Equity Participation Plan of Interpore International, Inc.

The Interpore Cross International 1999 Consultants Stock Option Plan

1995 Stock Option Plan

Non-Qualified Stock Option Agreement with Innovative Spinal Technologies

(f/k/a The Musculo-Skeletal Research Foundation)
Biomet, Inc. Deferred Compensation Plan

(Full Titles of Plans)

Jeffrey R. Binder
President and Chief Executive Officer
Keane, Inc.
56 East Bell Drive
Warsaw, Indiana 46582
(Name and Address of Agent For Service)

(574) 267-6639
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Robert Davis
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
(212) 225-2000

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DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 of Biomet, Inc. (the “Company”) (together, the “Registration Statements”):

File No. 333-00331, pertaining to the registration of 1,000,000 common shares of the Company (“Common Shares”), which was filed with the Securities and Exchange Commission (the “SEC”) on January 22, 1996 and became effective on February 10, 1996.

File No. 333-65139, pertaining to the registration of 7,000,000 Common Shares, which was filed with the SEC and became effective on October 1, 1998.

File No. 333-118264, pertaining to the registration of 186,612 Common Shares, which was filed with the SEC and became effective on August 16, 2004.

File No. 333-118323, pertaining to the registration of 1,500,000 Common Shares and 1,500,000 Rights to purchase Common Shares, which was filed with the SEC and became effective on August 18, 2004.

File No. 333-118326, pertaining to the registration of $10,000,000 in deferred compensation obligations, which was filed with the SEC and became effective on August 18, 2004.

The offerings pursuant to these Registration Statements have been terminated. In accordance with undertakings made by the Company in the Registration Statements, the Company hereby removes from registration the securities and deferred compensation obligations of the Company registered but unsold under the Registration Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Warsaw, Indiana, on September 24, 2007.

BIOMET, INC.

By:	/s/ JEFFREY R. BINDER
Jeffrey R. Binder President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JEFFREY R. BINDER	President, Chief Executive Officer and Director (Principal Executive Officer)	September 24, 2007
Jeffrey R. Binder

/s/ DANIEL P. FLORIN	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 24, 2007
Daniel P. Florin

/s/ JAMES W. HALLER	Controller (Principal Accounting Officer)	September 24, 2007
James W. Haller

/s/ CHINH E. CHU	Director	September 24, 2007
Chinh E. Chu

/s/ JONATHAN J. COSLET	Director	September 24, 2007
Jonathan J. Coslet

/s/ MICHAEL DAL BELLO	Director	September 24, 2007
Michael Dal Bello

/s/ SEAN FERNANDES	Director	September 24, 2007
Sean Fernandes

/s/ ADRIAN JONES	Director	September 24, 2007
Adrian Jones

/s/ MICHAEL MICHELSON	Director	September 24, 2007
Michael Michelson

/s/ DANE A. MILLER	Director	September 24, 2007
Dane A. Miller

/s/ JOHN SAER	Director	September 24, 2007
John Saer

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